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                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE

At Thousand Oaks, California                                  November 13, 1997.

For value received, Morris L. Lerner hereafter ("Borrower") promises to pay, on or before November 12, 1999 to Environmental Products & Technologies corporation ("EPTC") up to the principal sum of twelve thousand one hundred fifteen dollars and eighty eight cents ($12,115.88) with interest from November 13, 1997 on the principal owed Environmental Products & Technologies Corporation at the rate of nine per cent (9%) per annum. Any payment shall be credited first to the interest owed, with the remainder to the principal owed. This note will have no prepayment penalty.

In Witness Borrower has caused this Note to be executed on November 13, 1997.



                                       Borrower


                                       By /s/ MORRIS L. LERNER
                                          --------------------------------------
                                          Morris L. Lerner